Exhibit 99.4

Exclusive License Agreement	EXECUTION COPY

EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (“Exclusive License Agreement”) is made and entered into on May 28, 2003 (the “Execution Date”) and effective as of February 21, 2003 (the “Effective Date”) by and between Molecular Analytical Systems, Inc. (“MAS”) and Ciphergen Biosystems, Inc. (“CBI”).  MAS and CBI may each be referred to herein individually as a “Party” or, collectively, as “Parties.”

RECITALS

WHEREAS, Ciphergen, MAS, LumiCyte and Hutchens are settling and releasing certain claims and making certain covenants all as set forth in detail in that certain Settlement Agreement among Ciphergen, MAS, LumiCyte and Hutchens effective as of even date herewith (the “Settlement Agreement”); and

WHEREAS, concurrently and in connection with the execution of the Settlement Agreement, the Parties are executing this Exclusive License Agreement, and Ciphergen, MAS, LumiCyte and Hutchens are executing a certain Assignment Agreement and LumiCyte and CBI are executing a certain Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.                                      DEFINITIONS

As used in this Exclusive License Agreement, except where the context otherwise dictates, the following capitalized terms shall have the following meanings:

1.1                                 “Affiliate” shall mean any person, corporation, association or other entity that directly or indirectly controls, is controlled by or is under common control with a Party, but only so long as such control exists.  As used in this definition, the term “control” shall mean direct or indirect beneficial ownership of more than fifty percent (50%) of the voting or income interest in such corporation or other business entity.

1.2                                 “Acquisition” shall mean any transaction or series of transactions resulting in the sale, transfer or conveyance of all or substantially all of the assets or more than fifty percent (50%) of the outstanding capital stock of the corporation or other equity interests of any successor, or any reorganization, consolidation, merger, issuance of stock, or other corporate transaction in which the equity holders of the corporation or any successor prior to such transaction do not own a majority of the outstanding voting securities of the surviving entity immediately after such transaction, or any other form of acquisition or business combination where the corporation or any successor is the target of such acquisition and where a change of control occurs such that as a result of the transaction the person, entity or group seeking to acquire or control the corporation or any successor has the power to elect a majority of the corporation’s or successor’s board of directors or otherwise direct the management or operations of the corporation or successor.

1.3                                 “Adjusted Total Revenue” shall mean, with respect to a given period, total revenues of CBI and its Affiliates as customarily recognized for financial reporting purposes in such period, in accordance with GAAP.    Notwithstanding the foregoing, Adjusted Total Revenue shall exclude any and all revenue attributable to BioSepra or any other Person that CBI may acquire after the Effective Date (collectively, BioSepra and such other Persons, “Excluded Entities”), whether or not CBI consolidates such revenue for financial reporting purposes; provided, however, that Excluded Entities shall not include BioSepra or any acquired Person to which Ciphergen (or any sublicensee of Ciphergen) shall sublicense any rights under the Licensed Technology, in which case revenues recognized by such Person shall be included within Adjusted Total Revenues hereunder to the extent attributable to its exercise of rights pursuant to such sublicense under the Licensed Technology, in accordance with GAAP; and provided further that in the event that CBI is the subject of an Acquisition, then Adjusted Total Revenue shall be deemed to refer to the total revenues attributable to the assets of CBI and its Affiliates, but not Excluded Entities, so acquired as recognized by the Person acquiring such assets, from and after the date of such Acquisition.  By way of example, CBI’s Adjusted Total Revenue was approximately $5,010,000 in fiscal year 1999, approximately

$8,935,000 in fiscal year 2000, approximately $16,456,000 in fiscal year 2001, and approximately $29,309,000 in fiscal year 2002.

1.4                                 “Assignment Agreement” shall mean that certain Assignment Agreement among MAS, LumiCyte, Hutchens and Ciphergen executed at the same time and effective as of even date herewith.

1.5                                 “Baylor” shall mean the Baylor College of Medicine, a Texas non-profit corporation having its principal place of business at One Baylor Plaza, Houston, Texas 77030.

1.6                                 “Baylor Agreement” shall mean that certain Technology Transfer Agreement dated September 14, 1993, between MAS and Baylor.

1.7                                 “Baylor Patent Rights” shall mean all U.S. patents or patent applications (including but not limited to the Disclosure of Invention) listed on Schedule 1.2 of the Baylor Agreement and all divisions, reissues re-examinations, renewals, continuations, continuations in-part, extensions and patents issued thereon, and any and all other counterpart applications in any other countries and patents and inventor’s certificates, utility models and the like issuing therefrom.

1.8                                 “Baylor Technology” shall mean the Baylor Patent Rights together with related know-how, information, processes, formulae, patterns, compilations, programs, devices, methods, techniques, compounds, products, data, preparations and usage information or materials and sources thereof, whether or not patentable, in each case that relate to the Baylor Patent Rights and are included within desorption and ionization strategies for the analysis of analytes and molecules and (A) have been developed in a laboratory at Baylor that was under the direct supervision of Hutchens or Tai-Tung Yip (“Yip”) or (B) that otherwise have been developed by Hutchens or Yip prior to September 14, 1993.  The Baylor Technology includes, but is not limited to, biological, medical, mechanical, chemical, engineering and other scientific and practical information, drawings, specifications, notes, records, lab notebooks and other writings or compilations of information.

1.9                                 “BioSepra” shall mean BioSepra, S.A., a company having its principal place of business at Cergy, France.

1.10                           “CBI” shall mean Ciphergen Biosystems, Inc., a Delaware corporation.

1.11                           “Ciphergen” shall mean CBI and its wholly-owned subsidiaries, IllumeSys Pacific, Inc., a California corporation, and Ciphergen Technologies, Inc. (formerly ISP Acquisition Corporation), a California corporation.

1.12                           “GAAP” shall mean the then-current applicable United States Generally Accepted Accounting Principles consistently applied as recognized or accepted by the Financial Accounting Standards Board.

1.13                           “Hutchens” shall mean T. William Hutchens, an individual.

1.14                           “Improvement” shall mean any change or modification to an invention disclosed in the Baylor Patent Rights or comprising the Baylor Technology that, if unlicensed, would infringe one or more claims of any issued patent included within the Baylor Patent Rights and made in a laboratory at Baylor under the supervision of Hutchens and Yip during the four year period commencing on September 14, 1993.

1.15                           “Licensed MAS Technology” shall mean and include both the MAS Technology licensed to CBI or its Affiliates pursuant to Section 2.2(a) of this Exclusive License Agreement and the MAS Technology licensed pursuant to the MAS Agreements (as amended and assigned pursuant to Sections 2.1 through 2.4 of the Assignment Agreement).

1.16                           “Licensed Patented Product” shall mean any product made, used, marketed or sold, or any service used, marketed or sold, in any country where such product or service is covered by one or more valid claims within the Baylor Patent Rights.

1.17                           “Licensed Product” shall mean any product made, used, marketed or sold or any service used, marketed or sold, using all or any part of the Baylor Technology or Improvements and which is not covered under “Licensed Patented Product.”

1.18                           “Licensed Technology” shall mean, collectively, the Baylor Technology, any Improvement and the Licensed MAS Technology.

1.19                           “LumiCyte” shall mean LumiCyte, Inc., a California corporation.

1.20                           “MAS” shall mean Molecular Analytical Systems, Inc., a Texas corporation.

1.21                           “MAS Agreements” shall mean, collectively, the CTI Agreement, the IllumeSys Agreement, the LumiCyte Agreement and the LumiGen Agreement.

1.22                           “MAS Technology” shall mean all inventions, know-how, information, processes, formulae, patterns, compilations, programs, devices, methods, techniques, compounds, products, data, preparations and usage information or materials and sources thereof, whether or not patentable, which have been developed or otherwise acquired by MAS.  MAS Technology shall not include the Baylor Technology and Improvements.

1.23                           “Person” shall mean an individual, sole proprietorship, partnership, limited partnership, corporation, limited liability company, trust, unincorporated association, or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.24                           “Products” shall mean any and all products of any kind whatsoever, including, but not limited to, processes, machines, articles of manufacture, compositions of matter, instruments, devices, consumables, components, services, information, and software.

1.25                           “Royalty Expiration Date” shall have the meaning as set forth in Section 2.3.

1.26                           “Stock Purchase Agreement” shall mean that certain Stock Purchase Agreement between LumiCyte and CBI executed at the same time and effective as of even date herewith.

1.27                           “Third Party” shall mean any Person other than Ciphergen, LumiCyte, MAS, Hutchens and their Affiliates.

2.                                      GRANT OF LICENSES AND ROYALTIES

2.1                                 Baylor Technology.  Effective as of the Effective Date, and subject only to (i) the express reservations of subsections (a), (b) and (c) of Section 2.1 of the Baylor Agreement, and (ii) the prior sublicense grants made by MAS in the MAS Agreements (as amended pursuant to the

Assignment Agreement), MAS hereby irrevocably grants to CBI and its Affiliates an exclusive sublicense of all rights of any kind or nature granted to MAS under Section 2.1 of the Baylor Agreement, including without limitation, an exclusive (even as to MAS), royalty-bearing worldwide right and sublicense (with the right to grant and authorize further sublicenses) to use the Baylor Technology and any Improvement, with all rights to develop, make and have made, use, sell, import and market and otherwise exploit Licensed Patented Products and Licensed Products using such Baylor Technology and any Improvement throughout the world in any and all fields and applications, both commercial and non-commercial; provided, however, that for the purpose of clarity the scope of these sublicense grants shall not exceed, nor be any less than, the scope of the license grant from Baylor to MAS in Section 2.1 of the Baylor Agreement.

2.2                                 MAS Technology.

(a)                                  Effective as of the Effective Date and subject only to the prior license grants made by MAS in the MAS Agreements (as amended pursuant to the Assignment Agreement, MAS hereby grants to CBI and its Affiliates an exclusive (even as to MAS), irrevocable, royalty-bearing worldwide right and license (with the right to grant and authorize sublicenses) under the MAS Technology developed or acquired by MAS prior to April 7, 2001 (including all patent, copyright and trade secret rights with respect thereto), to develop, make and have made, use, sell, offer for sale and import any and all Products, and otherwise exploit such MAS Technology, in any and all fields and applications, both commercial and non-commercial.

(b)                                 Within thirty (30) days of any subsequent development or acquisition by MAS of any additional Licensed MAS Technology, MAS shall provide to CBI a written description of such additional MAS Technology.  Each such description of the MAS Technology shall be reasonably sufficient for CBI to apply for patent protection for the inventions described therein.

2.3                                 Royalties.  As partial consideration for the grant by MAS of the rights set forth in Sections 2.1 and 2.2(a) and other obligations and covenants of MAS herein and in the Settlement Agreement and the Assignment Agreement, CBI agrees to pay MAS an amount equal to two percent (2%) of Adjusted Total Revenue recognized between the Effective Date and the earlier of (i) the tenth (10th) anniversary of this Exclusive License Agreement or (ii) the date on which the cumulative payments to MAS pursuant to this Section 2.3 have reached Ten Million Dollars ($10,000,000) (the earlier such date, the “Royalty Expiration Date”).  Notwithstanding the foregoing, the amount payable to MAS pursuant to this Section 2.3 shall not exceed One Million Dollars ($1,000,000) for the calendar year 2003, regardless of the Adjusted Total Revenue recognized during calendar year 2003.  For clarity, upon the Royalty Expiration Date, the rights and licenses granted to CBI pursuant to Sections 2.1 and 2.2(a) shall become fully paid-up.

3.                                      WARRANTIES AND REPRESENTATIONS

3.1                                 MAS.    Except as otherwise set forth in Schedule 3.1 to each of the MAS Agreements, MAS represents and warrants, after due inquiry by its directors and officers, and covenants that:

(a)                                  The execution and delivery of this Exclusive License Agreement has been duly authorized by all necessary action on the part of MAS (including its board of directors and shareholders, as necessary);

(b)                                 It has the power and authority to execute and deliver this Exclusive License Agreement and to perform its obligations and grant the rights granted under this Exclusive License Agreement;

(c)                                  As of the Execution Date, it is not a party to any agreement or arrangement with any Person, or to any obligation or restriction, including pursuant to its Articles of Incorporation or Bylaws, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Exclusive License Agreement;

(d)                                 To the best of its knowledge, immediately upon full execution and delivery of the Baylor Agreement, it was the exclusive licensee of the Baylor Technology and any Improvement, and possessed the entire right, title and interest therein (including the right to grant and authorize sublicenses thereunder), with the sole exception of those rights expressly reserved to Baylor pursuant to subsections (a), (b) and (c) of Section 2.1 of the Baylor Agreement.

(e)                                  As of the Execution Date, it has not granted any sublicenses or other rights under the Baylor Technology or any Improvement to any Person except pursuant to the MAS Agreements;

(f)                                    As of the Execution Date, except for those rights granted under the MAS Agreements, it is the owner of the entire right, title, and interest in and to the MAS Technology, and it has the sole right to grant licenses and other rights thereunder, and has not granted any licenses or other rights thereunder to any other Person except pursuant to the MAS Agreements;

(g)                                 It shall not after the Execution Date take any action to obtain any additional rights in, under or to the Baylor Technology or any Improvement.

(h)                                 It shall not modify or otherwise alter or terminate the Baylor Agreement, without the prior written consent of CBI;

(i)                                     As of the Execution Date, it is not aware of any action, suit, proceeding, or investigation pending, or currently threatened against MAS that questions the validity of this Exclusive License Agreement, the rights of MAS to the Baylor Technology, any Improvement or the Licensed MAS Technology, or its right to enter into and deliver this Exclusive License Agreement, or to consummate the transactions contemplated hereby;

(j)                                     As of the Execution Date, it is not aware of any infringement of the Baylor Technology, any Improvement or the MAS Technology developed or acquired by MAS prior to April 7, 2001, or any claims by any Third Party in, under or to the Baylor Technology, any Improvement or the Licensed MAS Technology;

(k)                                  As of the Execution Date, it has not given or received any notices pursuant to Section 5.5(c) or Section 5.5(d) of the Baylor Agreement;

(l)                                     As of the Execution Date, it is not in breach of the Baylor Agreement, has not received any notice or other communication from Baylor indicating that MAS is in breach of the Baylor Agreement, and knows of no grounds for early termination of the Baylor Agreement; and

(m)                               During the term of this Exclusive License Agreement, it shall not take any action or make any omission that produces an “event of default” as defined in Section 10.2 of the Baylor Agreement, it shall use commercially reasonable efforts to not breach the Baylor Agreement, and it shall not breach the Baylor Agreement and fail to remedy such breach prior to the expiration of Baylor’s right to terminate the Baylor Agreement.

3.2                                 CBI.  CBI represents and warrants, after due inquiry by its directors and officers, and covenants that:

(a)                                  The execution and delivery of this Exclusive License Agreement has been duly authorized by all necessary action on the part of CBI (including its board of directors and shareholders, as necessary);

(b)                                 It has the power and authority to execute and deliver this Exclusive License Agreement and to perform its obligations under this Exclusive License Agreement;

(c)                                  As of the Execution Date, it is not a party to any agreement or arrangement with any Person, or to any obligation or restriction, including pursuant to its Articles of Incorporation or Bylaws, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Exclusive License Agreement; and

(d)                                 As of the Execution Date, it is not aware of any action, suit, proceeding, or investigation pending, or currently threatened against CBI that questions the validity of this Exclusive License Agreement or its right to enter into and deliver this Exclusive License Agreement, or to consummate the transactions contemplated hereby.

3.3                                 Disclaimers.  EXCEPT FOR THOSE EXPRESS REPRESENTATIONS AND WARRANTIES IN THIS EXCLUSIVE LICENSE AGREEMENT, THE SETTLEMENT AGREEMENT, THE ASSIGNMENT AGREEMENT OR THE STOCK PURCHASE AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, STATUTORY OR OTHERWISE.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING OR MAS’ OBLIGATIONS UNDER ARTICLE 5 OF THE SETTLEMENT AGREEMENT, MAS MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE PATENTABILITY, NONINFRINGEMENT, USE OR OTHER APPLICATION OF THE LICENSED TECHNOLOGY OR AS TO THE LIKELIHOOD OF THE SUCCESS OF ANY

RESEARCH, DEVELOPMENT, TESTING, MARKETING OR OTHER UTILIZATION OF THE LICENSED TECHNOLOGY.

4.                                      FINANCIAL STATEMENTS

At the close of each calendar quarter through the Royalty Expiration Date, CBI shall compute Adjusted Total Revenue for such calendar quarter, and the amounts due thereon pursuant to Section 2.3 shall be paid to MAS within fifty-five (55) days after the close of such quarter by mail to MAS, 101 First St., Suite 478, Los Altos, CA  94022, or such other address as MAS may notify to CBI.  All amounts payable under this Exclusive License Agreement shall be paid in United States Dollars.  With each royalty payment, CBI shall furnish to MAS a written accounting report for the closed quarter stating the Adjusted Total Revenue for such calendar quarter, the amounts due to MAS and the amounts already paid to MAS, together with an officer’s certificate certifying the foregoing information.  Together with each such report, CBI shall also report and certify total revenues of BioSepra and Excluded Entities, if any, for such calendar quarter.  CBI agrees, for three (3) years following a given calendar quarter, to maintain written records with respect to Adjusted Total Revenue for such calendar quarter.

5.                                      PROTECTION OF PROPERTY RIGHTS

5.1                                 Confidentiality.  Except as provided below, MAS agrees to keep strictly confidential all information within or relating to the Licensed Technology, including the reports that CBI provides pursuant to Article 4 above (collectively, the “CBI Confidential Information”), and further agrees not to use the CBI Confidential Information for any purpose.  Likewise, CBI agrees to keep strictly confidential all information disclosed by MAS to CBI relating to the Baylor Technology and Improvements to the extent MAS is required to keep such information confidential pursuant to Sections 5.1, 5.2 and 5.3 of the Baylor Agreement; provided, however, that MAS shall legend as “Confidential” all such information provided to CBI after the Execution Date.

5.2                                 Exemptions.  The obligations contained in the first sentence of Section 5.1 shall not apply to CBI Confidential Information that:

(a)                                  is or becomes part of the public domain through no act or omission of MAS or its employees, agents, successors or assigns;

(b)                                 was lawfully disclosed to MAS by a Third Party having the right to disclose it; or

(c)                                  is required by court or governmental order, law or regulation to be disclosed, provided, however, if MAS is required to disclose such information shall provide CBI with reasonable advance notice of any such proposed disclosure to give CBI a reasonable period of time in which to object to such disclosure.

5.3                                 Rights to Subsequent Technologies.  MAS shall have no rights in any subsequent discoveries, inventions, and/or technologies resulting from the development of the Licensed Technology by or under authority of CBI or its Affiliates.

5.4                                 Baylor Patent Rights.

(a)                                  MAS hereby assigns to CBI all rights and responsibilities of MAS under Section 5.5 and Article 6 of the Baylor Agreement.

(b)                                 MAS has obtained and delivered to CBI a written consent, signed by a Senior Vice President of Baylor, consenting to the assignment by MAS to CBI of all rights and responsibilities of MAS under Section 5.5 and Article 6 of the Baylor Agreement, attached hereto as Exhibit 5.4.

5.5                                 Patents Covering the Licensed MAS Technology.  CBI (itself or through a designee) shall, at CBI’s sole expense, have the sole and exclusive right, but not the obligation, to (i) file or continue the prosecution of, any U.S. or foreign application for patent or other intellectual property rights with respect to the Licensed MAS Technology and any and all inventions therein, and (ii) to maintain, enforce, defend or otherwise take any other action with respect to any such U.S. or foreign applications or patents or other intellectual property rights issuing thereon.

5.6                                 Cooperation.  Without limiting the provisions of Section 2.2(b) herein, at CBI or its designee’s written request and expense, MAS hereby agrees to, and to cause its officers, directors, and employees to:  (i) as reasonable, execute documents necessary to, or typically filed in the ordinary course of or in connection with, the filing, prosecution, maintenance, protection, interference proceedings, opposition proceedings, or enforcement of patent and other intellectual property rights in and to the Baylor Technology, any Improvement or the Licensed MAS Technology (e.g., powers of attorney, declarations, affidavits, oaths or petitions); and (ii)  be available for and testify (in court, administrative hearing, deposition or otherwise)  in connection with the filing, prosecution, maintenance, protection, interference proceedings, opposition proceedings, or enforcement of patent and other intellectual property rights in and to the Baylor Technology, any Improvement or the Licensed MAS Technology in accordance with Sections 5.4 and 5.5, provided that CBI or its designee shall reimburse MAS for its expenses and at a reasonable hourly rate for such activities undertaken at CBI or its designee’s request pursuant to this clause (ii).  For clarity, except as otherwise required by applicable law or court of competent jurisdiction, MAS (itself or through others) shall not take any action set forth in this Section 5.6 unless requested to do so by CBI or its designee in writing.

5.7                                 Expenses.  For clarity, CBI shall (i) reimburse MAS, within ten (10) days after receipt of an invoice therefor and reasonably detailed documentation thereof, for all out-of-pocket costs and expenses incurred after the Effective Date and prior to the Execution Date with respect to the Baylor Patent Rights (provided that the aggregate reimbursement obligation of CBI under this Section 5.7(i) shall not exceed Thirty-Two Thousand Five-Hundred Dollars ($32,500) and (ii) bear all costs and expenses incurred after the Execution Date in connection with the filing, prosecution, maintenance, enforcement, defense or other actions taken by CBI with respect to the patent and other intellectual property rights described in this Exclusive License Agreement.

5.8                                 Use of Baylor and MAS Names.  CBI shall have no right or license pursuant to this Exclusive License Agreement to use the names of, trademarks, logos or symbols associated with, or otherwise refer to Baylor or MAS, their Affiliates or employees in any advertisement, public disclosure, or press release, in each case suggesting any endorsement or affiliation between CBI and Baylor, MAS or their Affiliates, without the express written consent of MAS.  Nothing in this Section 5.8 shall prevent CBI from accurately and appropriately disclosing its rights and obligations under this Exclusive License Agreement in any press release or other public disclosure; provided, however, that any such disclosure shall be subject to Article 6 of the Settlement Agreement.

6.                                      DEFENSE ACTIONS

CBI (itself or through a designee) shall have the sole right, but not the obligation, at its own expense, to defend and control the defense of any legal action by a Third Party alleging that the exercise by CBI of its rights under the Licensed Technology infringes the rights of such Third Party.

7.                                      INDEMNIFICATION

Each of CBI and MAS agrees to indemnify and hold harmless the other Party and such other Party’s Affiliates and their respective employees, agents, officers, directors and permitted assigns (such Party’s “Indemnified Group”) from and against any claims by any Third Party resulting in the award or payment of any judgments, expenses (including reasonable attorneys’ fees), damages and awards (collectively a “Claim”) arising out of or resulting from (i) a breach of any of the indemnifying Party’s representations, warranties, covenants or obligations hereunder; (ii) the indemnifying Party’s negligence or willful misconduct in the performance of its obligations hereunder; (iii) in the case of CBI as the indemnifying Party, the research, development, manufacture, promotion, marketing or sale of any Products by or under authority of CBI or its Affiliates; and (iv) in the case of CBI as the indemnifying Party, any breach of the Baylor Agreement caused directly or indirectly by any act or omission of CBI, provided, however, that such obligation to indemnify with respect to such breach of the Baylor Agreement shall be conditioned on CBI’s right to assume control of the defense of any such Claim.  A condition of the obligations in this Article 7 is that, whenever a member of a Party’s Indemnified Group has information from which it may reasonably conclude an incident has occurred which could give rise to a Claim, such indemnified Party shall immediately give notice to the indemnifying Party of all pertinent data surrounding such incident and, in the event a Claim is made, all members of the Indemnified Group shall, to the extent reasonable, assist the indemnifying Party and cooperate in the gathering of information with respect to the time, place and circumstances and in obtaining the names and addresses of any injured parties and available witnesses.  No member of the Indemnified Group shall voluntarily make any payment or incur any expense in connection with any such Claim or suit without the prior written consent of the indemnifying Party, which consent shall not be unreasonably withheld.

8.                                      TERM AND TERMINATION

8.1                                 Expiration.  This Exclusive License Agreement will commence upon the Effective Date and shall continue in full force and effect until expiration, revocation or invalidation of the last patent or the abandonment of the last application within the Baylor Patent Rights or the MAS Technology licensed hereunder or expiration of the Royalty Expiration Date, whichever is later.

8.2                                 No Termination.  Neither this Exclusive License Agreement nor any of the rights (including without limitation MAS’ right to receive royalties pursuant to Section 2.3) expressly granted or agreed to herein is terminable by any Party for any reason.

8.3                                 Effects of Expiration.  Expiration of this Exclusive License Agreement for any reason shall not release either Party hereto from any liability that at the time of such expiration has already accrued to the other Party.  In the event of expiration, the licenses granted under Sections 2.1 and 2.2(a) shall survive on a non-exclusive basis.  In addition, the provisions of Sections 5.1, 5.2, 5.3 and 8.3 and Articles 4, 7 and 10 shall survive the expiration of this Exclusive License Agreement.  Except as otherwise provided in this Section 8.3, all rights and obligations of the Parties under this Exclusive License Agreement shall terminate upon the expiration of this Exclusive License Agreement.

9.                                      ASSIGNMENT

9.1                                 General.  This Exclusive License Agreement may not be assigned by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, either may assign to an entity that succeeds to all or substantially all of the business or assets of such Party relating to this Exclusive License Agreement whether by sale, merger, operation of law or otherwise, provided that such assignee promptly agrees in writing to be bound by the terms and conditions of this Exclusive License Agreement.

9.2                                 Effect.  This Exclusive License Agreement shall be binding upon and inure to the benefit of successors and permitted assigns of the Parties.  Any assignment not in accordance with this Article 9 will be null and void.

10.                               MISCELLANEOUS

10.1                           Dispute Resolution.  Article 13 of the Settlement Agreement is incorporated herein by reference.

10.2                           Independent Contractor.  It is expressly agreed that the Parties shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency.  Except otherwise expressly set forth herein, neither MAS nor CBI shall have any authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party to do so.  All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

10.3                           Attorneys’ Fees and Costs.  The Parties shall bear their own costs and attorneys’ fees incurred in the Litigation and settlement thereof, including negotiating and execution of this Exclusive License Agreement.

10.4                           Notice and Service.  All notices or correspondence to be given pursuant to this Exclusive License Agreement or relating to this Exclusive License Agreement shall be served at the following addresses:

All correspondence to CBI shall be mailed to:

Ciphergen Biosystems, Inc.
Attn:  Vice President for Intellectual Property
6611 Dumbarton Circle
Fremont, CA  94555
(510) 505-2100 (tel.)
(510) 505-2101 (fax)

With a copy to:

Keker & Van Nest, LLP
Attn:  Jeffrey R. Chanin, Esq.
710 Sansome Street
San Francisco, CA  94111
(415) 391-5400 (tel.)
(415) 397-7188 (fax)

and

Wilson, Sonsini, Goodrich & Rosati
Attn:  Michael J. O’Donnell, Esq.
650 Page Mill Road
Palo Alto, CA  94304-1050
(650) 493-9300 (tel.)
(650) 493-6811 (fax)

All correspondence to MAS shall be mailed to:

LumiCyte, Inc.
Attn.:  T. William Hutchens
48480 Lakeview Blvd.
Fremont, CA  94538
(510) 226-3990 (tel.)
(510) 226-4901 (fax)

With a copy to:

Thoits, Love, Hershberger & McLean
Attn.:  Gregory Hull, Esq.
and Terrence Connor, Esq.
245 Lytton Ave.
Palo Alto, CA  94301
(650) 327-4200 (tel.)
(650) 325-5572 (fax)

and

Ruby & Schofield
Attn.:  Steve Ellenberg, Esq.
125 South Market St.
Suite 1001
San Jose CA  95113
(408) 998-8500 (tel.)
(408) 998-1952 (fax)

10.5                           Governing Law.  This Exclusive License Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to those provisions governing conflicts of law.

10.6                           Compliance with Laws.  Each Party shall comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this Exclusive License Agreement.

10.7                           No Waiver.  Failure of a Party to enforce a right under this Exclusive License Agreement shall not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

10.8                           Severability.  The provisions of this Exclusive License Agreement are contractual, not mere recitals, and shall be construed severably such that, if any provision or part thereof shall at any time be prohibited by or invalid under applicable law, such provision or part shall remain in force to the fullest extent allowed by law and all other provisions shall remain in full force and effect.

10.9                           Counterparts.  This Exclusive License Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and shall be binding and effective immediately upon the execution by all Parties of one or more counterparts.

10.10                     Entire Agreement.  This Exclusive License Agreement, the Assignment Agreement, the Settlement Agreement, the Stock Purchase Agreement, and the MAS Agreements as amended and assigned pursuant to Sections 2.1 through 2.4 of the Assignment Agreement, together with the Exhibits and Schedules to all of the foregoing, constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and supersedes any and all other prior and contemporaneous negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter, including, without limitation, that certain Stipulation for Settlement dated February 21, 2003; provided, however, that the MAS Agreements shall remain in effect as amended and assigned pursuant to Sections 2.1 through 2.4 of the Assignment Agreement.  No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the Parties.

10.11                     Construction and Joint Preparation.

(a)                                  This Exclusive License Agreement, the Assignment Agreement, the Settlement Agreement and the Stock Purchase Agreement shall be construed together to effectuate the mutual intent of the Parties.

(b)                                 The language in all parts of this Exclusive License Agreement shall be construed according to its plain and ordinary meaning.  The Parties and their counsel have cooperated in the drafting and preparation of this Exclusive License Agreement, and this Exclusive License Agreement therefore shall not be construed against any Party by virtue of its role as the drafter thereof.

(c)                                  No drafts of this Exclusive License Agreement, or of the Assignment Agreement, the Settlement Agreement or the Stock Purchase Agreement, shall be offered by any Party, nor shall any draft be admissible in any proceeding, to explain or construe this Exclusive License Agreement, the Assignment Agreement, the Settlement Agreement or the Stock Purchase Agreement.

(d)                                 The headings contained in this Exclusive License Agreement are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Exclusive License Agreement.  The Parties acknowledge that each provision of this Exclusive License Agreement, the Assignment Agreement, the Settlement Agreement, and the Stock Purchase Agreement reflects a “meeting of the minds” of the Parties.  No such provision or agreement shall be deemed null and void for lack of the requisite agreement of the Parties.  Each Party hereby waives any right to challenge the valid and binding nature of any such provision or agreement for lack of requisite agreement, and waives any defense based thereupon.

10.12                     Authority.  The undersigned representative for each Party certifies that he or she is fully authorized by the Party whom he or she represents to enter into the terms and conditions of this Exclusive License Agreement and to commit fully and bind such Party according to the provisions hereof.

10.13                     Execution.  This Exclusive License Agreement may be executed by facsimile signature, which shall be an equivalent to an original signature.

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IN WITNESS WHEREOF, the Parties have caused this Exclusive License Agreement to be executed by their respective duly authorized officers on the Execution Date, each copy of which will for all purposes be deemed to be an original.

MOLECULAR ANALYTICAL SYSTEMS, INC.		CIPHERGEN BIOSYSTEMS, INC.

By:	/s/ T. William Hutchens	By:	/s/ William E. Rich
Name:	T. William Hutchens	Name:	William E. Rich
Title:	CEO	Title:	President & CEO

EXHIBIT 5.4

BAYLOR CONSENT

1

CONSENT

Baylor, College of Medicine, a Texas non-profit corporation having its principal place of business at One Baylor Plaza, Houston, Texas 77030 (“Baylor”), hereby consents to the assignment by Molecular Analytical Systems, Inc., a Texas corporation having a place of business of 101 First Street, Suite 478, Los Altos, CA 94022 (“MAS”), to Ciphergen Biosystems, Inc., a California corporation with a place of business at 6611 Dumbarton Circle, Fremont, CA 94555 (“CBI”), of all rights and responsibilities of MAS under Section 5.5 and Article 6 of that certain Technology Transfer Agreement entered into between Baylor and MAS dated September 14, 1993.

Baylor College of Medicine

By:	/s/ W. Dalton Tomlin
Name:	W. Dalton Tomlin
Title:	Senior VP & General Counsel
Dated:	4/1/03